UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

______________________________

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4322 South 49th West Avenue	74107
Tulsa, Oklahoma	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 592-7900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOU03:1043518.3

Item 2.02	Results of Operations and Financial Condition.

Syntroleum Corporation (“Syntroleum”) has determined its accounting treatment for the Aje-3 delineation well on the Aje Structure in Oil Mining Lease 113 offshore Nigeria. Syntroleum and other participants in the Aje development project (the “Participants”) secured and drilled the first delineation well (the “Aje-3 well”) during the third quarter of 2005. Syntroleum’s total net cost of drilling the delineation well totaled $3,331,000. In October 2005, the Aje-3 well reached the reservoir objectives as anticipated and a detailed logging program was acquired and interpreted. Test results were evaluated after drilling for consideration of commercial completion. The Participants found the economics for commercial completion to be unfavorable. Subsequent to the quarter ended September 30, 2005, the Aje-3 well was plugged and abandoned.

As noted in Syntroleum’s press release reporting third quarter 2005 earnings issued on October 25, 2005 (the “Earnings Release”), the accounting treatment for the Aje-3 drilling costs was being evaluated and therefore the results stated therein were preliminary. Following Syntroleum’s determination of the accounting treatment for these costs, the impact of this transaction is an increase in depreciation, depletion, amortization and impairment costs of $3,331,000 from the amount reported in the Earnings Release, for a total amount of $6,118,000 and $7,499,000 for the three months and nine months ended September 30, 2005, respectively, and an increase in net loss of $3,331,000 ($0.06 per share) for the periods ended September 30, 2005 from the net loss reported in the Earnings Release, for a total net loss of $15,414,000 ($0.28 per share) and $27,612,000 ($0.52 per share) for the three months and nine months ended September 30, 2005, respectively. In addition, Total Assets and Total Liabilities and Stockholders’ Equity each decreased by $3,331,000 from the amounts reported in the Earnings Release, to $101,809,000.

The information being furnished pursuant to Item 2.02 of this Form 8-K shall be deemed to be “filed” for the purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall be incorporated by reference into filings under the Securities Act of 1933, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

By:	/s/ Greg G. Jenkins
Greg G. Jenkins
Executive Vice President of Finance and Business Development and Chief Financial Officer

Date:	November 14, 2005